Exhibit 4.1


NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A UNITED STATES PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                               STOCK PURCHASE WARRANT


                  To Purchase up to 325,000 Shares of Common Stock of
                              BIOPHAN TECHNOLOGIES, INC.

     THIS CERTIFIES that, for value received, Biomed Solutions, LLC and its assigns (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time during the Exercise Period (as hereinafter defined), at the Exercise Price (as hereinafter defined), to subscribe for and purchase from Biophan Technologies, Inc., a corporation incorporated in the State of Nevada (the "Company"), up to 325,000 shares (the "Warrant Shares") of Common Stock, $.005 par value, of the Company (the "Common Stock"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     1.    Exercise Period.  This Warrant shall be exercisable (the
"Exercise Period") commencing on the date hereof and terminating at 5:00 p.m. New York time on June 4, 2005.

     2. Exercise Price. Subject to adjustment as provided herein, the per share price at which this Warrant may be exercised (the "Exercise Price") shall be $1.00 per share.

     3. Title to Warrant. During the Exercise Period and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     4. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     5. Registration Rights. The Warrant Shares shall be registered under the Securities Act.

     6.    Exercise of Warrant.

           (a) Except as otherwise provided herein, exercise of the purchase rights represented by this Warrant may be made at any time or times during the Exercise Period, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company
(or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 8 prior to the issuance of such shares, have been paid.

           (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

     8. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     9. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

     10.    Transfer, Division and Combination.

           (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer at least 50,000 shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

           (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney.
Subject to compliance with Section 10(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

           (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 10.

           (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

     11.    Registration.

           (a) If at time any the Company proposes to register or qualify any of its securities under the Securities Act of 1933 or any other applicable federal or state law or regulation of governmental authority (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), it will each such time give written notice to all the then holders of this Warrant, if this Warrant has not yet expired, and to all holders of Shares acquired by reason of exercise of this Warrant, of its intention to do so and, upon the written request of any such holder given within thirty (30) days after receipt of any such notice (which request shall specify the number of Shares intended to be sold or disposed of and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause such Shares so specified to be registered or qualified under such laws or regulations, to the extent requisite to permit the sale or other disposition thereof (in accordance with the method described by such holder, provided such method is in accordance with law). In the event that any registration pursuant to this Section 11 shall be, in whole or in part, an underwritten public offering of common stock, the number of shares of Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of Shares owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In such event, the number of shares that may be included shall be allocated first to the Company for securities being sold for its own account and thereafter, on a pro rata basis, to the holders of the Conversion Shares prior to inclusion of any securities held by any third
parties.   The Company will keep effective and maintain any registration or qualification specified in this Section 11 for a period of not less than six months.

           (b)    Whenever the Company is required by the provisions of
Section 11 to effect a registration or qualification of any Shares, the Company will furnish to each holder whose Shares are the subject of such registration or qualification such number of copies of any prospectus (including any preliminary or summary prospectus) or other like document as such holder may reasonably request in order to effect the sale of the securities to be sold by such holder, and will use its best efforts to qualify such securities under such state securities or Blue Sky laws as may be requisite for such purpose. All expenses incurred by the Company in connection with any registration or qualification, including registration or filing fees, printing expenses and fees, compensation of regular employees of the Company and disbursements of counsel and of independent accountants of the Company shall be borne by the Company. Underwriters' commissions (if any) and the fees of counsel for any holder of Shares subject to such registration or qualification shall be borne (in such respective amounts as shall be determined by them) by the person or persons requesting such registration or qualification pursuant to this Section 11.

           (c) Each holder whose securities are the subject of registration or qualification under this Section 11 agrees to furnish to the Company such information concerning such holder as may be requested by the Company which is necessary in connection with any such registration or qualification.

           (d) In the event that the Company shall be obligated to use its best efforts to effect any registration or qualification under Section 11:

           (i) The Company will indemnify and hold harmless each holder whose securities are the subject of a registration or qualification under this Section 11 and each underwriter of the securities so registered or qualified (including any broker or dealer through whom such securities may be sold) and each person, if any, who controls any such holder or any such underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse each such holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such registration statement, preliminary or amended preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder or any underwriter expressly for use therein. Promptly after receipt by any holder or any underwriter or any person controlling such holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder or such underwriter, as the case may be, will notify the Company in writing of the commencement thereof, and subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such holder or such underwriter or such person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Each holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent; and

           (ii) each holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any holder, the Company will notify such holder in writing of the commencement thereof, and such holder, the Company will notify such holder in writing of the commencement thereof, and such holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such holder.
The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at such holder's expense unless the employment of such counsel has been specifically authorized by such holder. Such holder shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent.

     12. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     13. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which may include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

     14    Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     15.    Adjustments of Exercise Price and Number of Warrant Shares.
The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall
(a) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     16. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 16. For purposes of this Section 16, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 16 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     17. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     18.    Notice of Corporate Action.  If at any time:

           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (2) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 20(d).

     19. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.
The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     20.    Miscellaneous.

           (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.

           (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

           (c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

           (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Convertible Promissory Note.

           (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

           (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

           (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

           (h) Amendment.    This Warrant may be modified or amended or the
provisions hereof waived with the written consent of the Company and the Holder.

           (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

           (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:   June 4, 2002

                                        BIOPHAN TECHNOLOGIES, INC.



                                        By: /s/Guenter Jaensch
                                            --------------------------
                                            Guenter Jaensch, Chairman


                              NOTICE OF EXERCISE



To:    Biophan Technologies, Inc.
       150 Lucius Gordon Drive, Suite 215
       West Henrietta, New York 14586


     (1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock") of Biophan Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               ----------------------------
               (Name)

               ----------------------------
               (Address)

               ----------------------------




Dated:

                                                ----------------------
                                                 Signature





                               ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute this form and supply required information.
                  Do not use this form to exercise the warrant.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.



_______________________________________________________________

                                        Dated:  ______________, _______


                  Holder's Signature:_____________________________

                  Holder's Address:_______________________________

                                   _______________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.